Exhibit 99.7

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of June 21, 2021, by and among:

1.	Garnet Faith Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Merger Sub”);

2.	Recruit Holdings Co., Ltd. (the “Continuing Shareholder”); and

3.	Oriental Poppy Limited, Ocean Ascend Limited and RY Elevate Inc. (each, a “Purchasing Shareholder”).

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Merger Sub and 51job, Inc., an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”) have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving company (as defined in the CICA) (the “Surviving Company”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, Merger Sub and the Management Continuing Shareholders have, concurrently with the execution of this Agreement, entered into the Management Support Agreement;

WHEREAS, Merger Sub, the Continuing Shareholder, the Sponsors and certain Management Continuing Shareholders have, concurrently with the execution of this Agreement, entered into an Interim Investors Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Interim Investors Agreement”), which governs certain actions of the parties thereto with respect to the Merger Agreement, this Agreement, the Management Support Agreement, the Equity Commitment Letters, the Guarantees and certain other matters including the sharing among the Investors (as defined therein) of expenses and any termination fee that may become payable by the Company to Merger Sub or Merger Sub to the Company, as applicable;

WHEREAS, as of the date hereof, the Continuing Shareholder is the “beneficial” owner (the term “beneficial” or “beneficially” or like expression shall have such meanings as defined under Rule 13d-3 of the Exchange Act) of the common shares, par value US$0.0001 per share, of the Company (including common shares represented by ADSs) (“Shares”) set forth in the column titled “Existing Shares” opposite the name of the Continuing Shareholder in Schedule A hereto (“Existing Shares”). With respect to the Continuing Shareholder, its Existing Shares, together with any other Shares and securities of the Company owned (whether beneficially or of record) by the Continuing Shareholder as of the date hereof or acquired (whether beneficially or of record) by the Continuing Shareholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of its obligations under this Agreement, including, without limitation, any Shares or securities of the Company acquired by means of purchase, dividend or distribution, or issued upon the exercise or settlement of any Company Options or warrants or the conversion of any convertible securities or otherwise, shall be collectively referred to herein as its “Securities”;

WHEREAS, in connection with the consummation of the Merger, the Continuing Shareholder agrees:

(a) to vote all of its Securities at the Shareholders’ Meeting or any other annual or extraordinary general meeting of the shareholders of the Company in favor of the authorization of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, in each case upon the terms and conditions set forth herein;

(b) to receive no cash consideration for (i) the Shares (including Shares represented by ADSs) as set forth opposite the Continuing Shareholder’s name in the column titled “Existing Shares” in Schedule A hereto and (ii) any Shares (including Shares represented by ADSs) that the Continuing Shareholder may acquire following the date hereof and prior to the Effective Time by means of purchase, dividend or distribution, conversion of any convertible securities or otherwise, all of which shall not be cancelled in the Merger and shall remain outstanding and continue to exist without interruption following the Merger as the same class of shares in the Surviving Company (such shares, “Continuing Shares” in the Company prior to the Effective Time, and “Continuing Shares” in the Surviving Company from and after the Effective Time);

(c) at the Subsequent Recruit Share Repurchase Closing (as defined below), to receive, in consideration for the repurchase by the Surviving Company of each Continuing Share held by the Continuing Shareholder immediately following the Effective Time as set forth opposite the Continuing Shareholder’s name in the column titled “Continuing Shares” in Schedule A hereto, one (1) validly issued, fully paid and non-assessable class A ordinary share, par value US$0.0001 per share (or such other amount as the Requisite Investors (as defined in the Interim Investors Agreement) may agree), of the Surviving Company (each, a “Surviving Company Class A Share”, and collectively, the “Surviving Company Class A Shares”) as set forth opposite the Continuing Shareholder’s name in the column titled “Surviving Company Shares” in Schedule A hereto (the Surviving Company Class A Shares and the class B ordinary shares, par value US$0.0001 per share (or such other amount as the Requisite Investors (as defined in the Interim Investors Agreement) may agree), of the Surviving Company (the “Surviving Company Class B Shares”), collectively, the “Surviving Company Shares”);

(d) at the Subsequent CB Closing (as defined below), to purchase and subscribe for a convertible bond issued by the Surviving Company in consideration for the repurchase and cancellation by the Surviving Company of 4,292,653 Surviving Company Shares (“CB Shares”); and

(e) at the Subsequent Share Sale Closing (as defined below), to sell to the Purchasing Shareholders an aggregate of 3,268,512 Surviving Company Class A Shares (“Sale Shares”);

WHEREAS, in order to induce Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Continuing Shareholder is entering into this Agreement; and

WHEREAS, the Continuing Shareholder acknowledges that Merger Sub is entering into the Merger Agreement in partial reliance on the representations, warranties, covenants and other agreements of the Continuing Shareholder set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Voting

Section 1.1            Voting. From and after the date hereof until the first to occur of the Effective Time and the Expiration Time (as defined below), the Continuing Shareholder irrevocably and unconditionally agrees that, at the Shareholders’ Meeting or any other annual or extraordinary general meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) – (f) hereof is to be considered (and any adjournment thereof), or in connection with any written consent of the shareholders of the Company and in any other circumstance upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought in respect of any of such matters, the Continuing Shareholder shall (x) in case of a meeting, appear or cause the Continuing Shareholder’s representative(s) to appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present, and (y) vote or cause to be voted (including by proxy, if applicable), or exercise its right to consent with respect to, all of its Securities:

(a)           in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

(b)          against any Competing Transaction or any other transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, or in competition with or inconsistent with the Transactions, including the Merger;

(c)          against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect any of the Transactions, including the Merger, or this Agreement or the performance by the Continuing Shareholder of its obligations under this Agreement, including, (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of any material assets of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (iii) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s memorandum or articles of association, except if approved in writing by Merger Sub; or (iv) any other action that would require the consent of Merger Sub pursuant to the Merger Agreement, unless approved in writing by Merger Sub;

(d)          against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Continuing Shareholder contained in this Agreement;

(e)          in favor of any other matter necessary or otherwise reasonably requested by Merger Sub to effect the Transactions, including the Merger; and

(f)           in favor of any adjournment of the Shareholders Meeting or other annual or extraordinary general meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) – (e) in this Section 1.1 is to be considered (and any adjournment thereof) as may be reasonably requested by Merger Sub;

provided that the Continuing Shareholder shall not be required to vote its Securities in accordance with this Section 1.1, if (x) the Per Share Merger Consideration, the Per ADS Merger Consideration, or the structure of the merger as described in Section 1.01 of the Merger Agreement has been amended or modified without the prior consent of the Continuing Shareholder as required under the Interim Investors Agreement, (y) pursuant to its obligations under Section 6.08 of the Merger Agreement, Merger Sub shall be required to agree to any modification of material governance rights of the Continuing Shareholder to which the Continuing Shareholder did not consent or (z) the matter to be voted on otherwise requires or would result in any change to the material terms of the Transaction (including post-Closing governance terms) adverse to the Continuing Shareholder as compared to the terms set forth in this Agreement, the Merger Agreement, the Interim Investors Agreement or the Limited Guarantee as of the date hereof unless consented to by the Continuing Shareholder.

Section 1.2            Restrictions on Transfers. Except as provided in Article II or pursuant to the Merger Agreement, the Continuing Shareholder agrees that, from the date hereof until the Expiration Time, the Continuing Shareholder shall not, and shall cause its Affiliates (as defined in the Interim Investors Agreement) not to, directly or indirectly:

(a)          offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any of the Continuing Shareholder’s Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any of its Securities which (i) has, or could reasonably be expected to have, the effect of reducing or limiting its economic interest in such Securities and/or (ii) with respect to its Securities, grants a third party the right to vote or direct the voting of such Securities;

(b)          deposit any of the Continuing Shareholder’s Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement;

(c)          convert or exchange, or take any action which would result in the conversion or exchange of, any of the Continuing Shareholder’s Securities;

(d)          knowingly take any action that would make any representation or warranty of the Continuing Shareholder set forth in this Agreement to be made as of a date following the date hereof untrue or incorrect or have the effect of preventing, disabling, or delaying the Continuing Shareholder from performing any of its obligations under this Agreement; or

(e)          agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d);

provided, that, for the avoidance of doubt, neither this Section 1.2 nor any other provision of this Agreement shall prevent or restrict (i) the withdrawal of any Continuing Shares represented by ADSs as contemplated by Section 2.1(a), (ii) after the Effective Time, the Subsequent Recruit Share Repurchase (as defined below) as contemplated by Section 2.2, (iii) after the Effective Time, the Subsequent CB Subscription (as defined below) as contemplated by Section 2.3 or (iv) after the Effective Time, the Subsequent Share Sale (as defined below) and the Subsequent Founder Share Repurchase (as defined below) as contemplated by Section 2.4. Any purported Transfer in violation of this Section 1.2 shall be null and void.

ARTICLE II

Continuing Shares; Other Transactions

Section 2.1            Continuing Shares.

(a)           The Continuing Shareholder acknowledges and agrees that the Continuing Shareholder’s Continuing Shares shall constitute and be treated as “Continuing Shares” for purposes of the Merger Agreement and this Agreement. To the extent any of the Continuing Shareholder’s Continuing Shares are represented by ADSs, the Continuing Shareholder shall withdraw such Continuing Shares represented by ADSs pursuant to the Deposit Agreement prior to the Effective Time and Merger Sub shall pay or promptly reimburse the Continuing Shareholder for any fees charged by the Depositary in connection with such withdrawal.

(b)          The Continuing Shareholder acknowledges and agrees that (i) the Continuing Shareholder shall not have the right to receive the Per Share Merger Consideration or the Per ADS Merger Consideration, as applicable, in connection with the Merger with respect to any Continuing Shares held by the Continuing Shareholder as of immediately prior to the Effective Time, and (ii) at the Effective Time, each Continuing Share shall not be cancelled in the Merger and shall remain outstanding and continue to exist without interruption.

Section 2.2            Subsequent Recruit Share Repurchase.

(a)          Subject to the terms and conditions set forth in this Agreement, the Continuing Shareholder agrees to receive at the Subsequent Recruit Share Repurchase Closing, in consideration for the repurchase by the Surviving Company of each Continuing Share held by the Continuing Shareholder immediately following the Effective Time as set forth opposite the Continuing Shareholder’s name in the column titled “Continuing Shares” in Schedule A hereto, one (1) validly issued, fully paid and non-assessable Surviving Company Class A Share as set forth opposite the Continuing Shareholder’s name in the column titled “Surviving Company Shares” in Schedule A hereto (the “Subsequent Recruit Share Repurchase”).

(b)          The closing of the Subsequent Recruit Share Repurchase (the “Subsequent Recruit Share Repurchase Closing”) shall take place remotely via the electronic exchange of documents and signatures by facsimile or email (in PDF format) immediately following the Effective Time, or at such later time and other place as the Surviving Company, the Continuing Shareholder and the Purchasing Shareholders shall mutually agree in writing.

(c)          At the Subsequent Recruit Share Repurchase Closing, the Continuing Shareholder shall deliver, or cause to be delivered, to the Surviving Company:

(i)        an instrument of transfer with respect to transferring the Continuing Shares to the Surviving Company, duly executed by the Continuing Shareholder, together with any share certificate(s) in respect of the Continuing Shares;

(ii)       a counterpart of any action by written consent, duly executed by the Continuing Shareholder, approving any required amendment to the memorandum and articles of association of the Surviving Company to authorize the issuance of Surviving Company Class A Shares and Surviving Company Class B Shares; and

(iii)      all such other documents and instruments, if any, that are mutually determined by the Continuing Shareholder and the Surviving Company to be necessary to effectuate the Subsequent Recruit Share Repurchase.

(d)            At the Subsequent Recruit Share Repurchase Closing, the Surviving Company shall deliver, or cause to be delivered, to the Continuing Shareholder:

(i)        a copy of written resolutions of the board of directors of the Surviving Company authorizing (A) any required amendment to the memorandum and articles of association and share capital of the Surviving Company to authorize the issuance of Surviving Company Class A Shares and Surviving Company Class B Shares and (B) the repurchase and cancellation of the Continuing Shares from the Continuing Shareholder and the issuance of Surviving Company Class A Shares to the Continuing Shareholder as consideration therefor;

(ii)        a counterpart of any action by written consent, duly executed by each shareholder of the Surviving Company (other than the Continuing Shareholder), approving any required amendment to the memorandum and articles of association and share capital of the Surviving Company to authorize the issuance of Surviving Company Class A Shares and Surviving Company Class B Shares;

(iii)      a certified true copy of the Surviving Company’s updated register of members reflecting (A) the repurchase by the Surviving Company and cancellation of the Continuing Shares and (B) the Continuing Shareholder as the registered member holding the Surviving Company Class A Shares issued as consideration therefor;

(iv)      a scanned copy of the share certificate(s) issued to the Continuing Shareholder representing its Surviving Company Class A Shares, with the original(s) thereof to be delivered to the Continuing Shareholder as promptly as practicable but in any event within five (5) Business Days thereafter, provided, that the share certificates representing the CB Shares and the Purchased Sale Shares (as defined below) shall be marked as subsequently voided; and

(v)       all such other documents and instruments, if any, that are mutually determined by the Continuing Shareholder and the Surviving Company to be necessary to effectuate the Subsequent Recruit Share Repurchase.

(e)           Unless otherwise agreed by the Continuing Shareholder and the Surviving Company, all actions at the Subsequent Recruit Share Repurchase Closing are inter-dependent and will be deemed to take place simultaneously and no action will be deemed to have taken place until all such actions under this Agreement due to be made at the Subsequent Recruit Share Repurchase Closing have been made in accordance with this Agreement.

Section 2.3            Subsequent CB Subscription.

(a)          Subject to the terms and conditions set forth in this Agreement, the Continuing Shareholder agrees to purchase and subscribe for, and the Surviving Company agrees to issue, sell and deliver to the Continuing Shareholder, a convertible bond with the terms and conditions to be set forth in the CB Purchase/Subscription Agreement (as defined below) in consideration for the repurchase and cancellation of the CB Shares at the Subsequent CB Closing (the “Subsequent CB Subscription”).

(b)          Merger Sub and the Continuing Shareholder agree to negotiate in good faith with respect to, and enter into concurrently with the Subsequent CB Closing, a CB Purchase/Subscription Agreement (the “CB Purchase/Subscription Agreement”) containing, customary terms and conditions including (and that are, subject to changes mutually agreed between Merger Sub and the Continuing Shareholder, consistent with) the terms and conditions set forth in Schedule C hereto.

(c)          Subject to the representations and warranties set forth in Articles III (unless waived by Merger Sub) and IV (unless waived by the Continuing Shareholder) being true and correct in all material respects, the closing of the Subsequent CB Subscription (the “Subsequent CB Closing”) shall take place remotely via the electronic exchange of documents and signatures by facsimile or email (in PDF format) immediately following the Subsequent Recruit Share Repurchase Closing, or at such later time and other place as the Surviving Company, the Continuing Shareholder and the Purchasing Shareholders shall mutually agree in writing.

(d)          At the Subsequent CB Closing, the Continuing Shareholder shall deliver, or cause to be delivered, to the Surviving Company:

(i)        an instrument of transfer with respect to transferring the CB Shares to the Surviving Company, duly executed by the Continuing Shareholder, together with any share certificate(s) in respect of the CB Shares;

(ii)        a counterpart of the CB Purchase/Subscription Agreement, duly executed by the Continuing Shareholder, and all of the closing deliverables contemplated thereunder to be delivered by the Continuing Shareholder; and

(iii)      all such other documents and instruments, if any, that are mutually determined by the Continuing Shareholder and the Surviving Company to be necessary to effectuate the Subsequent CB Subscription.

(e)           At the Subsequent CB Closing, the Surviving Company shall deliver, or cause to be delivered, to the Continuing Shareholder:

(i)        a counterpart of the CB Purchase/Subscription Agreement, duly executed by the Surviving Company, and all of the closing deliverables contemplated thereunder to be delivered by the Surviving Company, including the security instrument evidencing the CB;

(ii)       a certified true copy of the Surviving Company’s updated register of members reflecting the repurchase by the Surviving Company and cancellation of the CB Shares;

(iii)      a copy of written resolutions of the board of directors of the Surviving Company (A) authorizing the entry into and performance of the CB Purchase/Subscription Agreement by the Surviving Company, (B) approving the Subsequent CB Subscription and (C) approving the repurchase and cancellation of the CB Shares; and

(iv)      all such other documents and instruments, if any, that are mutually determined by the Continuing Shareholder and the Surviving Company to be necessary to effectuate the Subsequent CB Subscription.

(f)           Unless otherwise agreed by the Continuing Shareholder and the Surviving Company, all actions at the Subsequent CB Closing are inter-dependent and will be deemed to take place simultaneously and no action will be deemed to have taken place until all such actions under this Agreement due to be made at the Subsequent CB Closing have been made in accordance with this Agreement.

Section 2.4            Subsequent Share Sale and Subsequent Founder Share Repurchase.

(a)          Subject to the terms and conditions set forth in this Agreement, (i) each Purchasing Shareholder agrees to purchase from the Continuing Shareholder the number of Sale Shares set forth opposite such Purchasing Shareholder’s name in the column titled “Purchased Sale Shares” in Schedule B hereto (with respect to each Purchasing Shareholder, its “Purchased Sale Shares”), and the Continuing Shareholder agrees to sell, transfer, assign and deliver to each Purchasing Shareholder all of its right, title and interest in and to such Purchasing Shareholder’s Purchased Sale Shares (including all dividends, distributions and other benefits attaching to such Purchased Sale Shares), free and clear of all Liens, for a purchase price per Purchased Sale Share equal to the Per Share Merger Consideration and an aggregate purchase price payable by each Purchasing Shareholder equal to the product of (1) the Per Share Merger Consideration and (2) the number of such Purchasing Shareholder’s Purchased Sale Shares (with respect to each Purchasing Shareholder, its “Purchase Price”) as set forth opposite such Purchasing Shareholder’s name in the column titled “Purchase Price” in Schedule B hereto, in each case at the Subsequent Share Sale Closing (the “Subsequent Share Sale”), and (ii) RY Elevate Inc. (“RY Elevate”) agrees to receive, at the Subsequent Founder Share Repurchase Closing (as defined below), one (1) validly issued, fully paid and non-assessable Surviving Company Class B Share in consideration for the repurchase by the Surviving Company of each Surviving Company Class A Share held by RY Elevate immediately following the Subsequent Share Sale as set forth opposite RY Elevate’s name in the column titled “Purchased Sale Shares” in Schedule A hereto (the “Subsequent Founder Share Repurchase”).

(b)          Subject to the representations and warranties set forth in Articles III (unless waived by each Purchasing Shareholder), IV (unless waived by the Continuing Shareholder and each Purchasing Shareholder) and V (unless waived by the Continuing Shareholder) being true and correct in all material respects, the closing of the Subsequent Share Sale (the “Subsequent Share Sale Closing”) followed immediately by the closing of the Subsequent Founder Share Repurchase (the “Subsequent Founder Share Repurchase Closing”) shall take place remotely via the electronic exchange of documents and signatures by facsimile or email (in PDF format) in immediate succession at 9:00 a.m. (Hong Kong time) on the first (1st) Business Day following the Effective Time, or at such later time and other place as the Surviving Company, the Continuing Shareholder and the Purchasing Shareholders shall mutually agree in writing.

(c)           At the Subsequent Share Sale Closing, the Continuing Shareholder shall deliver, or cause to be delivered, to each Purchasing Shareholder:

(i)        instruments of transfer with respect to transferring to each Purchasing Shareholder its Purchased Sale Shares, duly executed by the Continuing Shareholder , together with any share certificate(s) in respect of such Purchased Sale Shares; and

(ii)        all such other documents and instruments, if any, that are mutually determined by the Continuing Shareholder and the Purchasing Shareholders to be necessary to effectuate the Subsequent Share Sale.

(d)          At the Subsequent Share Sale Closing, the Surviving Company shall deliver, or cause to be delivered, to each Purchasing Shareholder:

(i)       a copy of written resolutions of the board of directors of the Surviving Company (A) authorizing the entry into and performance of this Agreement by the Surviving Company, and (B) approving the transfer to each Purchasing Shareholder of its Purchased Sale Shares and the updating of the Surviving Company’s register of members accordingly;

(ii)       a certified true copy of the Surviving Company’s updated register of members reflecting each Purchasing Shareholder as the registered member holding its Purchased Sale Shares;

(iii)      a scanned copy of the share certificate issued to each Purchasing Shareholder representing such Purchasing Shareholder’s Purchased Sale Shares, with the original thereof to be delivered to the applicable Purchasing Shareholder as promptly as practicable but in any event within five (5) Business Days thereafter; and

(iv)      all such other documents and instruments, if any, that are mutually determined by the Purchasing Shareholders and the Surviving Company to be necessary to effectuate the Subsequent Share Sale.

(e)           At the Subsequent Share Sale Closing, each Purchasing Shareholder shall deliver, or cause to be delivered:

(i)        to the Continuing Shareholder, a wire transfer of immediately available funds into an account designated by the Continuing Shareholder no later than five (5) Business Days prior to the Subsequent Share Sale Closing, in an amount equal to such Purchasing Shareholder’s Purchase Price; and

(ii)        to the Surviving Company or the Continuing Shareholder, as applicable, all such other documents and instruments, if any, that are mutually determined either by such Purchasing Shareholder and the Continuing Shareholder or by such Purchasing Shareholder and the Surviving Company, in each case, to be necessary to effectuate the transactions contemplated by this Agreement.

(f)           At the Subsequent Founder Share Repurchase Closing, RY Elevate shall deliver, or cause to be delivered, to the Surviving Company:

(i)        an instrument of transfer with respect to transferring RY Elevate’s Purchased Sale Shares to the Surviving Company, duly executed by RY Elevate, together with any share certificate(s) in respect of the Purchased Sale Shares; and

(ii)        all such other documents and instruments, if any, that are mutually determined by RY Elevate and the Surviving Company to be necessary to effectuate the Subsequent Founder Share Repurchase.

(g)          At the Subsequent Founder Share Repurchase Closing, the Surviving Company shall deliver, or cause to be delivered, to RY Elevate:

(i)        a copy of written resolutions of the board of directors of the Surviving Company authorizing the repurchase and cancellation of RY Elevate’s Purchased Sale Shares from RY Elevate and the issuance of Surviving Company Class B Shares to RY Elevate as consideration therefor;

(ii)        a certified true copy of the Surviving Company’s updated register of members reflecting (A) the repurchase by the Surviving Company and cancellation of RY Elevate’s Purchased Sale Shares and (B) RY Elevate as the registered member holding the Surviving Company Class B Shares issued as consideration therefor;

(iii)      a scanned copy of the share certificate issued to RY Elevate representing its Surviving Company Class B Shares, with the original thereof to be delivered to RY Elevate as promptly as practicable but in any event within five (5) Business Days thereafter; and

(iv)      all such other documents and instruments, if any, that are mutually determined by RY Elevate and the Surviving Company to be necessary to effectuate the Subsequent Founder Share Repurchase.

(h)           Unless otherwise agreed by the Continuing Shareholder and each Purchasing Shareholder, (i) all actions at the Subsequent Share Sale Closing are inter-dependent and will be deemed to take place simultaneously and no action will be deemed to have taken place until all such actions under this Agreement due to be made at the Subsequent Share Sale Closing have been made in accordance with this Agreement, (ii) all actions at the Subsequent Founder Share Repurchase Closing are inter-dependent and will be deemed to take place simultaneously and no action will be deemed to have taken place until all such actions under this Agreement due to be made at the Subsequent Founder Share Repurchase Closing have been made in accordance with this Agreement, and (iii) the Subsequent Share Sale Closing will occur immediately prior to the Subsequent Founder Share Repurchase Closing.

ARTICLE III

Representations, Warranties and Covenants of the Continuing Shareholder

Section 3.1           Representations and Warranties. The Continuing Shareholder represents and warrants to Merger Sub and each Purchasing Shareholder that, as of the date hereof, as of the Effective Time, as of the Subsequent CB Closing and as of the Subsequent Share Sale Closing (other than representations and warranties that by their terms address matters only as of a specified time, in which case as of such time):

(a)           the Continuing Shareholder has the requisite power and authority to execute and deliver this Agreement, to perform the Continuing Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(b)          this Agreement has been duly executed and delivered by the Continuing Shareholder and the execution, delivery and performance of this Agreement by the Continuing Shareholder, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of the Continuing Shareholder and no other corporate or similar action or proceeding on the part of the Continuing Shareholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(c)          assuming due authorization, execution and delivery by Merger Sub and the Purchasing Shareholders, this Agreement constitutes a legal, valid and binding agreement of the Continuing Shareholder, enforceable against the Continuing Shareholder in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception;

(d)          the Continuing Shareholder:

(i)        (x) as of the date hereof is, and immediately prior to the Effective Time will be, the legal and beneficial owner of, and as of the date hereof has, and immediately prior to the Effective Time will have, good and valid title to, the Continuing Shareholder’s Securities, free and clear of any Liens which have, or could have, the effect of preventing, impeding or interfering with or adversely affecting the performance by the Continuing Shareholder of its obligations under this Agreement, and (y) as of the date hereof has, and as of immediately prior to the Effective Time will have, sole or shared (together with its controlled Affiliates) voting power, power of disposition and power to control dissenter’s rights, with respect to all of the Continuing Shareholder’s Securities, with no limitations, qualifications or restrictions on such rights, in each case of the foregoing clauses (x) and (y), subject to applicable United States federal securities Laws, Laws of the Cayman Islands, Laws of the PRC and the terms of this Agreement and the Interim Investors Agreement, and excluding any Lien created by this Agreement;

(ii)       except as contemplated hereby, is not a party as of the date hereof, and will not be a party as of the Effective Time, to any options, warrants or other rights, agreements, arrangements or commitments of any character relating to the pledge, disposition or voting of any of the Continuing Shareholder’s Securities, and the Continuing Shareholder’s Securities are not as of the date hereof, and will not be as of the Effective Time, subject to any voting trust agreement or other Contract to which the Continuing Shareholder is a party, which restricts or otherwise relates to the voting or Transfer of such Securities, other than any restriction created by this Agreement, the Interim Investors Agreement, the Shareholders Agreement or the Surviving Company Share Pledge Agreement;

(iii)      has not as of the date hereof Transferred any interest in any of its Existing Shares, and will not have as of the Effective Time Transferred any interest in any of its Securities, in each case other than incurring any Lien in respect of its Existing Shares or Securities, as applicable, as contemplated by this Agreement, the Shareholders Agreement and the Surviving Company Share Pledge Agreement; and

(iv)      has not appointed or granted as of the date hereof any proxy or power of attorney that is still in effect with respect to any of its Existing Shares, and will not have appointed or granted as of the Effective Time any proxy or power of attorney that is still in effect with respect to any of its Securities, in each case except as contemplated by this Agreement;

(e)           the Continuing Shareholder:

(i)        (x) assuming that the CB Shares are validly issued, fully paid and non-assessable when issued by the Surviving Company, as of immediately prior to the Subsequent CB Closing will be the legal and beneficial owner of, and will have, good and valid title to, the CB Shares, free and clear of any Liens which have, or could have, the effect of preventing, impeding or interfering with or adversely affecting the performance by the Continuing Shareholder of its obligations under this Agreement, and (y) as of immediately prior to the Subsequent CB Closing will have sole or shared (together with its Affiliates) voting power, power of disposition and power to control dissenter’s rights, with respect to all of the CB Shares, with no limitations, qualifications or restrictions on such rights, in each case of the foregoing clauses (x) and (y), subject to the Subsequent CB Subscription, applicable United States federal securities Laws, Laws of the Cayman Islands, Laws of the PRC and the terms of this Agreement, the Shareholders Agreement and the Surviving Company Share Pledge Agreement, and excluding any Lien created by this Agreement, the Shareholders Agreement and the Surviving Company Share Pledge Agreement;

(ii)        except as contemplated hereby (including in respect of the Subsequent CB Subscription), is not a party to, as of immediately prior to the Subsequent CB Closing, any options, warrants or other rights, agreements, arrangements or commitments of any character to which the Continuing Shareholder is a party relating to the pledge, disposition or voting of any of the CB Shares, and the CB Shares will not be as of the Subsequent CB Closing subject to any voting trust agreement or other Contract to which the Continuing Shareholder is a party, which restricts or otherwise relates to the voting or Transfer of the CB Shares, other than any restriction created by this Agreement or the Shareholders Agreement;

(iii)      will not have as of immediately prior to the Subsequent CB Closing, Transferred any interest in any of the CB Shares, other than incurring any Lien in respect of the CB Shares as contemplated by this Agreement, the Shareholders Agreement and the Surviving Company Share Pledge Agreement; and

(iv)      will not have appointed or granted as of immediately prior to the Subsequent CB Closing any proxy or power of attorney that is still in effect with respect to any of the CB Shares, except as contemplated by this Agreement;

(f)           the Continuing Shareholder:

(i)        (x) assuming that the Sale Shares are validly issued, fully paid and non-assessable when issued by the Surviving Company, as of immediately prior to the Subsequent Share Sale Closing will be the legal and beneficial owner of, and will have, good and valid title to, the Sale Shares, free and clear of any Liens which have, or could have, the effect of preventing, impeding or interfering with or adversely affecting the performance by the Continuing Shareholder of its obligations under this Agreement, and (y) as of immediately prior to the Subsequent Share Sale Closing will have sole or shared (together with its Affiliates) voting power, power of disposition and power to control dissenter’s rights, with respect to all of the Sale Shares, with no limitations, qualifications or restrictions on such rights, in each case of the foregoing clauses (x) and (y), subject to the Subsequent Share Sale, applicable United States federal securities Laws, Laws of the Cayman Islands, Laws of the PRC and the terms of this Agreement, the Shareholders Agreement and the Surviving Company Share Pledge Agreement, and excluding any Lien created by this Agreement, the Shareholders Agreement and the Surviving Company Share Pledge Agreement;

(ii)        except as contemplated hereby (including in respect of the Subsequent Share Sale), is not a party to, as of immediately prior to the Subsequent Share Sale Closing, any options, warrants or other rights, agreements, arrangements or commitments of any character to which the Continuing Shareholder is a party relating to the pledge, disposition or voting of any of the Sale Shares, and the Sale Shares will not be as of the Subsequent Share Sale Closing subject to any voting trust agreement or other Contract to which the Continuing Shareholder is a party, which restricts or otherwise relates to the voting or Transfer of the Sale Shares, other than any restriction created by this Agreement, the Shareholders Agreement or the Surviving Company Share Pledge Agreement;

(iii)      will not have as of immediately prior to the Subsequent Share Sale Closing, Transferred any interest in any of the Sale Shares, other than incurring any Lien in respect of its Sale Shares as contemplated by this Agreement, the Shareholders Agreement and the Surviving Company Share Pledge Agreement; and

(iv)      will not have appointed or granted as of immediately prior to the Subsequent Share Sale Closing any proxy or power of attorney that is still in effect with respect to any of the Sale Shares, except as contemplated by this Agreement;

(g)          as of the date hereof, other than its Existing Shares, the Continuing Shareholder does not own, beneficially or of record, or have the right to acquire, any Shares, securities of the Company or any direct or indirect interest in any such securities (including by way of derivative securities);

(h)          except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands and Japan, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of the Continuing Shareholder for the execution, delivery and performance of this Agreement by the Continuing Shareholder or the consummation by the Continuing Shareholder of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by the Continuing Shareholder, nor the consummation by the Continuing Shareholder of the transactions contemplated hereby, nor compliance by the Continuing Shareholder with any of the provisions hereof shall (x) conflict with or violate any provision of the organizational documents of the Continuing Shareholder, (y) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of the Continuing Shareholder pursuant to, any Contract to which the Continuing Shareholder is a party or by which the Continuing Shareholder or any property or asset of the Continuing Shareholder is bound or affected, in each case which have, or could have, the effect of preventing, impeding or interfering with or adversely affecting in any material respect the performance by the Continuing Shareholder of its obligations under this Agreement, or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Continuing Shareholder or any of its properties or assets;

(i)            on the date hereof, there is no Action pending against the Continuing Shareholder or, to the knowledge of the Continuing Shareholder, any Affiliate of the Continuing Shareholder or, to the knowledge of the Continuing Shareholder, threatened against the Continuing Shareholder or any Affiliate of the Continuing Shareholder that restricts in any material respect or prohibits (or, if successful, would restrict in any material respect or prohibit) the performance by the Continuing Shareholder of its obligations under this Agreement;

(j)           the Continuing Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Merger Sub concerning the terms and conditions of the transactions contemplated hereby and the Continuing Shareholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of the representations and warranties of the Continuing Shareholder in this Agreement and the transactions contemplated hereby; and

(k)          the Continuing Shareholder understands and acknowledges that Merger Sub is entering into the Merger Agreement in partial reliance upon the Continuing Shareholder’s execution, delivery and performance of this Agreement.

Section 3.2           Covenants. The Continuing Shareholder:

(a)          agrees, prior to completion of each of the Subsequent CB Closing and the Subsequent Share Sale Closing, not to knowingly take any action that would make any representation or warranty of the Continuing Shareholder contained herein to be made as of a date following the date hereof untrue or incorrect or have the effect of preventing, impeding or interfering with or adversely affecting the performance by the Continuing Shareholder of its obligations under this Agreement;

(b)          irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that the Continuing Shareholder may have with respect to its Securities (including, without limitation, any rights under Section 238 of the CICA);

(c)          subject to the Continuing Shareholder’s rights under the Interim Investors Agreement, agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in accordance therewith), the Continuing Shareholder’s identity and beneficial ownership of Shares or other equity securities of the Company and the nature of the Continuing Shareholder’s commitments, arrangements and understandings under this Agreement, in each case, if Merger Sub reasonably determines it is required by applicable Law or the SEC (or its staff);

(d)          agrees and covenants that the Continuing Shareholder shall promptly notify Merger Sub of any new Shares and other securities of the Company with respect to which beneficial ownership is acquired by the Continuing Shareholder, including, without limitation, by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof;

(e)          subject to the terms of the Interim Investors Agreement, agrees that, upon the reasonable request of Merger Sub, the Continuing Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Merger Sub to be necessary or desirable to carry out the provisions of this Agreement;

(f)            subject to Section 2.6.1 of the Interim Investors Agreement, agrees that, commencing from the Effective Time, the Continuing Shareholder’s Surviving Company Shares will be subject to the terms and conditions set forth in the Shareholders Agreement contemplated by Section 2.6.1 of the Interim Investors Agreement (or other definitive governance or similar agreements governing the relationship between the shareholders of the Surviving Company) (the “Shareholders Agreement”); and

(g)          agrees to grant security over the Continuing Shareholder’s shares in the Surviving Company with effect from the Effective Time (the “Surviving Company Share Pledge Agreement”) in form and substance acceptable to the banks and other financing sources providing the Debt Financing (the “Financing Banks”) and deliver all instruments and documents and do all acts and things as the Financing Banks may reasonably require pursuant to the terms of the Surviving Company Share Pledge Agreement to perfect the Liens created thereunder and to give effect to the transactions contemplated after the Effective Time.

ARTICLE IV
Representations and Warranties of Merger Sub

Section 4.1            Representations and Warranties. Merger Sub represents and warrants to the Continuing Shareholder and each Purchasing Shareholder that, as of the date hereof, as of the Effective Time, as of the Subsequent CB Closing and as of the Subsequent Share Sale Closing (other than representations and warranties that by their terms address matters only as of a specified time, in which case as of such time):

(a)           (i) Merger Sub is, as of the date hereof and as of the Effective Time, and the Surviving Company will be, as of the Subsequent CB Closing and as of the Subsequent Share Sale Closing, an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands; (ii) Merger Sub has, as of the date hereof and as of the Effective Time, and the Surviving Company will have, as of the Subsequent CB Closing and as of the Subsequent Share Sale Closing, all requisite corporate or similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)          this Agreement has been duly and validly executed and delivered by Merger Sub and the execution, delivery and performance of this Agreement by Merger Sub and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub and no other corporate action or proceeding on the part of Merger Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Assuming due authorization, execution and delivery by the other parties, this Agreement constitutes a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception;

(c)          except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Merger Sub for the execution, delivery and performance of this Agreement by Merger Sub or the consummation by Merger Sub of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Merger Sub, nor the consummation by Merger Sub of the transactions contemplated hereby, nor compliance by Merger Sub with any of the provisions hereof shall (x) conflict with or violate any provision of the organizational documents of Merger Sub, (y) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Merger Sub pursuant to, any Contract to which Merger Sub is a party or by which Merger Sub or any of its property or asset is bound or affected, or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Merger Sub or any of its properties or assets;

(d)          except as contemplated by the Merger Agreement, the Equity Commitment Letters, the Management Support Agreement or as otherwise agreed by the parties hereto, at and immediately after the Effective Time, there shall be no (i) options, warrants, or other rights to acquire share capital of Merger Sub, (ii) no outstanding securities exchangeable for or convertible into share capital of Merger Sub and (iii) no outstanding rights to acquire or obligations to issue any such options, warrants, rights or securities; and

(e)          at and immediately after the Effective Time, (i) the Continuing Shares set forth in the column titled “Continuing Shares” in Schedule A hereto, (ii) the aggregate shares in the Surviving Company set forth in the column titled “Continuing Shares” in Schedule A of the Management Support Agreement held by the Management Continuing Shareholders (or their Affiliates) which are of the same class as the Continuing Shares, and (iii) the shares in the Surviving Company held by the Sponsors (or their designated Affiliates) which are of the same class as the Continuing Shares and acquired pursuant to the Interim Investors Agreement and the Equity Commitment Letters, shall be all of the share capital of the Surviving Company issued and outstanding at and immediately after the Effective Time.

ARTICLE V
Representations and Warranties of the Purchasing Shareholders

Section 5.1            Representations and Warranties. Each Purchasing Shareholder, severally and not jointly, represents and warrants to the Continuing Shareholder that, as of the date hereof, as of the Effective Time and as of the Subsequent Share Sale Closing:

(a)          such Purchasing Shareholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)          this Agreement has been duly and validly executed and delivered by such Purchasing Shareholder and the execution, delivery and performance of this Agreement by such Purchasing Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Purchasing Shareholder and no other corporate action or proceeding on the part of such Purchasing Shareholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Assuming due authorization, execution and delivery by the other parties, this Agreement constitutes a legal, valid and binding obligation of such Purchasing Shareholder, enforceable against such Purchasing Shareholder in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception;

(c)          except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Purchasing Shareholder for the execution, delivery and performance of this Agreement by such Purchasing Shareholder or the consummation by such Purchasing Shareholder of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by such Purchasing Shareholder, nor the consummation by such Purchasing Shareholder of the transactions contemplated hereby, nor compliance by such Purchasing Shareholder with any of the provisions hereof shall (x) conflict with or violate any provision of the organizational documents of such Purchasing Shareholder, (y) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Purchasing Shareholder pursuant to, any Contract to which such Purchasing Shareholder is a party or by which such Purchasing Shareholder or any of its property or asset is bound or affected, or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Purchasing Shareholder or any of its properties or assets;

(d)          such Purchasing Shareholder is acquiring the Sale Shares for investment for its own account and not with a view towards any resale or distribution thereof except in compliance with applicable securities Laws. Such Purchasing Shareholder does not presently have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Sale Shares;

(e)          such Purchasing Shareholder acknowledges that (i) neither the Continuing Shareholder nor any other person on behalf of the Continuing Shareholder is making any representations or warranties whatsoever, express or implied, with respect to the Continuing Shareholder or the Sale Shares beyond those expressly given by the Continuing Shareholder in Section 3.1 of this Agreement and (ii) such Purchasing Shareholder has not been induced by, or relied upon, any representations, warranties or statements (written or oral), whether express or implied, made by the Continuing Shareholder nor any other person on behalf of the Continuing Shareholder, that are not expressly set forth in Section 3.1 of this Agreement; and

(f)            such Purchasing Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Merger Sub and the Continuing Shareholder concerning the terms and conditions of the transactions contemplated hereby (including the Subsequent Share Sale) and such Purchasing Shareholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of the representations and warranties of such Purchasing Shareholder in this Agreement and the transactions contemplated hereby.

ARTICLE VI
Termination

Section 6.1           Termination. This Agreement, and the obligations of the Continuing Shareholder and each Purchasing Shareholder hereunder, shall terminate and be of no further force or effect immediately upon the first to occur of (a) following the consummation of the Merger at the Effective Time, the completion of each of the Subsequent Recruit Share Repurchase Closing, the Subsequent CB Closing, the Subsequent Share Sale Closing and the Subsequent Founder Share Repurchase Closing in accordance with this Agreement, and (b) termination of the Merger Agreement in accordance with its terms (such time, the “Expiration Time”); provided, that (a) Section 3.1(e), Section 3.1(f), this Article VI and Article VII shall survive any termination of this Agreement, and (b) if each of the Subsequent Recruit Share Repurchase Closing, the Subsequent CB Closing, the Subsequent Share Sale Closing and the Subsequent Founder Share Repurchase Closing is completed, the obligations of the Surviving Company pursuant to Section 2.2(d)(iv), Section 2.4(d)(iii) and Section 2.4(g)(iii) shall survive termination of this Agreement upon completion thereof. Nothing in this Article VI shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement.

ARTICLE VII
Miscellaneous

Section 7.1            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail or on the next business day if transmitted by international overnight courier, in each case to the respective parties at the address set forth in Schedule D hereto under each party’s name (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1).

Section 7.2            Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

Section 7.3            Entire Agreement. This Agreement, the Management Support Agreement, the Interim Investors Agreement, the Equity Commitment Letters, the Guarantees, the Merger Agreement and the agreements contemplated thereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 7.4            Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties would be irreparably injured by a breach of this Agreement by it and that money damages alone would not be an adequate remedy for any actual or threatened breach of this Agreement. Accordingly, each party shall be entitled to specific performance or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such party, including the right to claim money damages for breach of any provision of this Agreement. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any such right, power or remedy by a party shall not preclude the simultaneous or subsequent exercise of any other such right, power or remedy by a party.

Section 7.5           Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Continuing Shareholder, Merger Sub and the Purchasing Shareholders, or in the case of a waiver, by each party against whom the waiver is to be effective; provided that none of this Section 7.5 and the other provisions with respect to which the Company is made a third-party beneficiary shall be amended or waived without the Company’s prior written consent. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 7.6            Governing Law; Jurisdiction; Dispute Resolution.

(a)          This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of New York, except that matters arising out of or relating to the conversion, exchange, cancellation or sale (as applicable) of the Shares (including Shares represented by ADSs) contemplated by this Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the Cayman Islands in respect of which the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the Cayman Islands.

(b)          Any disputes, actions and proceedings against any party hereto or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 7.6(b) (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)          Notwithstanding the foregoing, the parties hereto hereby consent to and agree that, in addition to any recourse to arbitration as set out in this Section 7.6, any party may, to the extent permitted under the laws of the jurisdiction where application is made, seek an interim injunction from a court or other authority with competent jurisdiction and, notwithstanding that this Agreement is governed by the Laws of the State of New York, a court or authority hearing an application for injunctive relief may apply the procedural law of the jurisdiction where the court or other authority is located in determining whether to grant the interim injunction.

(d)          Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02 of the Merger Agreement and in the case of each party hereto at the address set forth in Schedule D hereto under such party’s name (or at such other address for such party as shall be specified in a notice given in accordance with Section 7.1). Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

Section 7.7            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.7.

Section 7.8            Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement; provided, however, that the Company is an express third-party beneficiary of the obligations of the Continuing Shareholder pursuant to Article I, Article II, Section 3.2(b), Section 3.2(c), Article VI and this Article VII and shall be entitled to specific performance of the terms thereof, including an injunction or injunctions to prevent breaches of this Agreement by the parties thereto, in addition to any other remedy at law or equity.

Section 7.9           Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any purported assignment in contravention hereof shall be null and void ab initio; provided, that Merger Sub may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Merger Sub, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.10          No Presumption against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 7.11         Confidentiality. This Agreement shall be treated as confidential and may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the parties hereto; provided, however, that each party hereto may, without such written consent, disclose the existence and content of this Agreement to its officers, directors, employees, partners, members, investors, financing sources, advisors (including financial and legal advisors) and any representatives of the foregoing and to the extent required by applicable Law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Merger Agreement and the transactions contemplated thereby or in connection with any litigation relating to the Merger Agreement and the transactions contemplated thereby as permitted by or provided in the Merger Agreement, and the Continuing Shareholder may disclose the existence and content of this Agreement to the Continuing Shareholder’s Non-Recourse Parties (as defined in the Guarantees).

Section 7.12         Interpretation. When a reference is made in this Agreement to a clause, Section or Article such reference shall be to a clause, Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its successors and permitted assigns. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The symbol “US$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day”. For the avoidance of doubt, references to “Merger Sub” shall, from and after the Effective Time, mean the Surviving Company, as the successor to Merger Sub and the surviving company (as defined in the CICA) in the Merger.

Section 7.13         Counterparts. This Agreement may be executed in counterparts and all counterparts taken together shall constitute one document. E-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

GARNET FAITH LIMITED

By:	/s/ Julian Juul Wolhardt
Name:	Julian Juul Wolhardt
Title:	Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

RECRUIT HOLDINGS CO., LTD.

By:	/s/ Hisayuki Idekoba
Name:	Hisayuki Idekoba
Title:	Representative Director, CEO

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

ORIENTAL POPPY LIMITED

By:	/s/ Julian Juul Wolhardt
Name:	Julian Juul Wolhardt
Title:	Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

OCEAN ASCEND LIMITED

By:	/s/ Tianyi Jiang
Name:	Tianyi Jiang
Title:	Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

RY ELEVATE INC.

By:	/s/ Rick Yan
Name:	Rick Yan
Title:	Director

[Signature Page to Support Agreement]